DAVIDSON & COMPANY	A Partnership of Incorporated Professionals
Chartered Accountants

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluristem Life Systems Inc. (formerly AI Software Inc.) of our report dated August 9, 2002 which appears in the Annual Report on Form 10-KSB for the year ended June 30, 2003.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

December 29, 2003

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172